Exhibit 24.3

DIRECTOR AND OFFICERS OF
GREAT RIVER OIL & GAS CORPORATION
REGISTRATION STATEMENT ON FORM S-4

POWER OF ATTORNEY

The undersigned director and officers of Great River Oil & Gas Corporation, a Delaware corporation (the “Company”), do hereby constitute and appoint Edward A. Schmitt, James T. Matthews and Joel I. Beerman, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him and in his name, place and stead, to execute and file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 one or more Registration Statement(s) on Form S-4 relating to the registration for sale of the Company’s guarantee of the 9.5% Senior Notes due 2014 and 10.75% Senior Subordinated Notes due 2016 (the “Securities”) issued by Georgia Gulf Corporation, with any and all amendments, supplements and exhibits thereto (including pre-effective and post-effective amendments or supplements), to execute and file any and all other applications or other documents to be filed with the Commission and all documents required to be filed with any state securities regulators or commission pertaining to such Securities registered pursuant to the Registration Statement(s) on Form S-4, with any and all amendments, supplements and exhibits thereto, each such attorney to have full power to act with or without the others, and to have full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary, advisable or appropriate to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

Executed as of April 20, 2007

/s/ EDWARD A. SCHMITT	/s/ JAMES T. MATTHEWS

Edward A. Schmitt President (Principal Executive Officer)	James T. Matthews Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ JOEL I. BEERMAN

Joel I. Beerman Vice President, Secretary and Director